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The Manufacturers Life Insurance Company of North America
500 Boylston Street
Boston, MA 02116





April 5, 2000



To whom it may concern,

         I consent to the reference to my name under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 4 to the Registration Statement on Form S-2 of The Manufacturers Life Insurance Company of North America, File No. 333-6011, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.




Very truly yours,

/s/ JAMES D. GALLAGHER
---------------------------------
James D. Gallagher
Vice President, Secretary
and General Counsel